SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                 AMENDMENT NO. 3
                                  TO FORM 8-K
                                       ON
                                    FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) November 9, 1998


                          WINSTAR COMMUNICATIONS, INC.
               (Exact Name of Registrant as Specified in Charter)



         Delaware                   1-10726                 13-3585278
----------------------------        ----------            -----------------
(State or Other Jurisdiction       (Commission           (IRS Employer
    of Incorporation)              File Number)          Identification No.)




230 Park Avenue, New York, New York                              10169
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(Address of Principal Executive Offices)                      (Zip Code)



Registrant's telephone number, including area code    (212) 584-4000



                                 Not Applicable
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



                             Exhibit Index -- Page 4



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ITEM 5.  OTHER EVENTS

         Purchase of IRU from Williams. On December 17, 1998, our subsidiary, WinStar Wireless, Inc., entered into an agreement with Williams Communications, Inc. to purchase from Williams a 25-year indefeasible right of use ("IRU") for four strands of fiber optic cable on a national route of 14,684 miles (58,736 fiber miles) and a seven-year option to purchase two additional strands over the same route (29,638 fiber miles). This fiber capacity is being delivered as routes are built and is expected to be completely available by the end of 2001, until which time Williams will fulfill substantially all of our long-haul transport requirements at no additional cost to us. We will pay Williams approximately $640 million over the next seven years for the IRU, the capacity option, certain long-haul transport and other network assets. We can exercise the capacity option for approximately $51 million payable in cash and/or services.

         Sale of IRU to Williams. On December 17, 1998, WinStar Wireless, Inc. and Williams entered into an agreement providing for the sale by us to Williams of a 25-year IRU for up to 2% of our current and future local Wireless FiberK capacity in the United States. Williams will pay us $400 million for this IRU, with payments due ratably as we construct up to 270 hub sites. We expect to complete construction of at least 270 hub sites over the next four years.
Williams will also pay us at least $45.6 million over a ten-year period for network maintenance services that we will provide over the term of the IRU.

         Purchase of Spectrum from CellularVision. On November 9, 1998, pursuant to an Agreement to Purchase LMDS License ("Purchase Agreement") with
CellularVision USA, Inc. ("CVUSA") and CellularVision of New York, L.P. ("CVNY"), dated July 10, 1998, we purchased from CVNY 850 MHz of the spectrum covered by the LMDS A Block License issued to CVNY by the Federal Communications Commission for the New York Primary Metropolitan Statistical Area for a purchase price of $32,500,000, payable in cash. The 850 MHz portion of spectrum was disaggregated by CVNY from the remaining spectrum covered by its license.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

   (c)   EXHIBITS:

          10.1 IRU  Agreement  between  WinStar  Wireless,   Inc.  and  Williams
               Communications, Inc. Dated December 17, 1998 (Long-Haul).

          10.2 Wireless Fiber/sm IRU Agreement By and Between WinStar Wireless, Inc. and Williams Communications, Inc. Effective as of December 17, 1998.

          10.3 Agreement to Purchase LMDS License dated July 10, 1998 by and between WinStar Communications, Inc., CellularVision USA, Inc. and CellularVision of New York, L.P.




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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    February 3, 1999

                                            WINSTAR COMMUNICATIONS, INC.

                                                  /s/ Timothy R. Graham
                                            By: ____________________________
                                                Timothy R. Graham
                                                Executive Vice President

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         EXHIBIT INDEX


Exhibit   Document
-------   ---------

  10.1    IRU   Agreement   between   WinStar   Wireless,   Inc.   and  Williams
          Communications, Inc. Dated December 17, 1998 (Long-Hand).

  10.2 Wireless Fiber/sm IRU Agreement By and Between WinStar Wireless, Inc. and Williams Communications, Inc. Effective as of December 17, 1998.

  10.3 Agreement to Purchase LMDS License dated July 10, 1998 by and between WinStar Communications, Inc., CellularVision USA, Inc. and CellularVision of New York, L.P.





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